EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2026

For the quarter ended June 30, 2025
•Net sales of $1.0755 billion, increased 10.8% sequentially and declined 13.4% from the year ago quarter. The midpoint of our updated guidance provided on May 29, 2025 was net sales of $1.0575 billion.
•On a GAAP basis: gross profit of 53.6%; operating income of $32.1 million and 3.0% of net sales; net loss attributable to common stockholders of $46.4 million; and loss of $0.09 per diluted share. Our updated guidance provided on May 29, 2025 was for GAAP EPS loss per diluted share of $0.11 to $0.07.
•On a Non-GAAP basis: gross profit of 54.3%; operating income of $222.3 million and 20.7% of net sales; net income of $154.7 million; and EPS of $0.27 per diluted share. Our updated guidance provided on May 29, 2025 was for Non-GAAP EPS per diluted share of $0.22 to $0.26.
•Returned approximately $245.5 million to common stockholders in the June quarter through dividends.
•Quarterly dividend on common stock declared for the September quarter of 45.5 cents per share.

CHANDLER, Arizona - August 7, 2025 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended June 30, 2025.

Steve Sanghi, Microchip’s CEO and President commented that "Fiscal 2026 is off to a strong start as revenue grew 10.8% sequentially to approximately $1.0755 billion, well ahead of our revised guidance. As we execute our strategic imperatives under our nine-point recovery plan, we are seeing improvements across key financial metrics and emerging from the prolonged industry downturn with enhanced operational capabilities and a strengthened financial position. The momentum from the March quarter has accelerated into fiscal 2026, validating our strategic plan and positioning us well to capitalize on the recovery."
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

Mr. Sanghi added, "As a key objective of our recovery plan, we delivered a substantial inventory reduction in the June quarter, reducing overall inventory dollars by $124.4 million, with distribution inventory days reduced by 4 days to 29 days and inventory days on our balance sheet declining to 214 days, improving our working capital efficiency. This continued progress on our inventory optimization demonstrates the effectiveness of our manufacturing improvements and positions us with increased operational flexibility as demand conditions continue to strengthen."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our first quarter results highlight the leverage in our business model, with incremental non-GAAP gross margins of 76% and incremental non-GAAP operating margins of 82% showcasing our ability to translate revenue growth directly to profitability. We achieved solid sequential margin expansion driven by operational improvements, including declining inventory write-offs and reduced underutilization charges. As we execute our strategic plan and benefit from improving demand conditions, we expect this operational leverage to support sustained margin expansion and enhanced cash flow generation as we drive towards our long-term business model goals."

Rich Simoncic, Microchip's Chief Operating Officer, said, "Our Total System Solutions strategy continues to secure design wins with tier-one cloud providers for AI infrastructure and defense applications amid accelerating global defense spending. These design wins position us at the center of two secular growth trends where our integrated solutions, combining processing power, security, and energy efficiency, are essential."

Mr. Sanghi concluded, "Inventory destocking has continued to occur at our customers, channel partners and their downstream customers. The trifecta effect we have discussed, including recovery in distributor sell-through, narrowing of distributor sell-in and sell-out gaps, and normalization of direct customer inventory, is driving our revenue growth. Our September quarter backlog is running ahead of June quarter levels, and July bookings were the highest since July 2022. Customer engagement levels continue strengthening across our diversified end markets. Taking all these factors into account, we expect September quarter net sales of $1.130 billion plus or minus $20.0 million, representing approximately 5.1% sequential growth at the midpoint. While we are maintaining a disciplined approach given the evolving macro environment, we believe we are well-positioned to deliver sustained growth and enhanced shareholder value as we execute our strategic roadmap throughout fiscal 2026."

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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

The following table summarizes Microchip's reported result for the three months ended June 30, 2025.

	Three Months Ended June 30, 2025(1)
Net sales	$1,075.5
	GAAP	%	Non-GAAP(2)%
Gross profit	$576.7	53.6%	$584.4	54.3%
Operating income	$32.1	3.0%	$222.3	20.7%
Other expense	$(47.9)		$(47.9)
Income tax provision	$2.8		$19.7
Net (loss) income	$(18.6)		$154.7
Dividends on Series A Preferred Stock	$(27.8)		—
Net (loss) income attributable to common stockholders	$(46.4)	(4.3)%	$154.7	14.4%
Diluted net (loss) income per common share	$(0.09)		$0.27
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the first quarter of fiscal 2026 were $1.0755 billion, down 13.4% from net sales of $1.241 billion in the prior year's first fiscal quarter.

GAAP net loss attributable to common stockholders for the first quarter of fiscal 2026 was $46.4 million, or $0.09 per diluted share, down from GAAP net income attributable to common stockholders of $129.3 million, or $0.24 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2026 and fiscal 2025, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the first quarter of fiscal 2026 was $154.7 million, or $0.27 per diluted share, down from non-GAAP net income of $289.9 million, or $0.53 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2026 and fiscal 2025, our non-GAAP results exclude the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and dividends on our Series A Mandatory Convertible Preferred Stock. For the first quarters of fiscal 2026 and fiscal 2025, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, which is payable on September 5, 2025 to stockholders of record on August 22, 2025. The Microchip Board also declared a quarterly cash dividend on Microchip's 7.50% Series A Mandatory Convertible Preferred Stock of $18.750 per share (which represents $0.9375 per depositary share) which is payable on September 15, 2025 to stockholders of record on September 1, 2025.
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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

Second Quarter Fiscal Year 2026 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.110 to $1.150 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	54.3% to 56.2%	$7.7 to $8.7 million	55.0% to 57.0%
Operating Expenses(2)	47.4% to 48.0%	$168.8 to $172.8 million	32.4% to 32.8%
Operating Income	6.3% to 8.8%	$176.5 to $181.5 million	22.2% to 24.6%
Other Expense, net	$54.7 to $55.3 million	$(0.2) to $0.2 million	$54.5 to $55.5 million
Income Tax Provision	$10.2 to $23.4 million(3)	$(1.7) to $7.9 million	$18.1 to $21.7 million(4)
Net income	$4.4 to $23.4 million	$168.4 to $183.3 million	$172.8 to $206.7 million
Dividends on Series A Preferred Stock	$(27.8) million	$27.8 million	—
Net (loss) income attributable to common stockholders	$(23.5) to $(4.5) million	$196.3 to $211.2 million	$172.8 to $206.7 million
Diluted Common Shares Outstanding	Approximately 539.8 million shares	28.5 to 29.5 million shares	Approximately 568.3 to 569.3 million shares
Diluted net (loss) per common share	$(0.04) to $(0.01)	$0.34 to $0.37	$0.30 to $0.36
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending September 30, 2025. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending September 30, 2025.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2026, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential charges related to our ongoing evaluation of restructuring activities.

Capital expenditures for the quarter ending September 30, 2025 are expected to be between $35 million and $40 million. Capital expenditures for all of fiscal 2026 are expected to be at or below $100 million. Consistent with the slow macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2026. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.
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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and dividends on our Series A Mandatory Convertible Preferred Stock. For the first quarters of fiscal 2026 and fiscal 2025, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures and our mandatory convertible preferred stock (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2025 quarter between $65 and $75 per share (however, we make no prediction as to what our actual share price will be for such period or any other period).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,
	2025	2024
Net sales	$1,075.5	$1,241.3
Cost of sales	498.8	504.4
Gross profit	576.7	736.9

Research and development	255.5	241.7
Selling, general and administrative	159.3	150.5
Amortization of acquired intangible assets	107.6	123.0
Special charges and other, net	22.2	2.6
Operating expenses	544.6	517.8

Operating income	32.1	219.1

Other expense, net	(47.9)	(57.3)
(Loss) income before income taxes	(15.8)	161.8
Income tax provision	2.8	32.5
Net (loss) income	(18.6)	129.3
Dividends on Series A Preferred Stock	(27.8)	—
Net (loss) income attributable to common stockholders	$(46.4)	$129.3

Basic net (loss) income per common share	$(0.09)	$0.24
Diluted net (loss) income per common share	$(0.09)	$0.24

Basic common shares outstanding	539.2	536.7
Diluted common shares outstanding	539.2	542.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	June 30,	March 31,
	2025	2025
Cash and short-term investments	$566.5	$771.7
Accounts receivable, net	765.5	689.7
Inventories	1,169.1	1,293.5
Other current assets	252.7	236.4
Total current assets	2,753.8	2,991.3

Property, plant and equipment, net	1,153.9	1,183.7
Other assets	11,071.8	11,199.6
Total assets	$14,979.5	$15,374.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,190.4	$1,155.1
Total current liabilities	1,190.4	1,155.1

Long-term debt	5,458.1	5,630.4
Long-term income tax payable	640.2	633.4
Long-term deferred tax liability	36.3	33.8
Other long-term liabilities	797.4	843.6

Stockholders' equity	6,857.1	7,078.3
Total liabilities and stockholders' equity	$14,979.5	$15,374.6

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,
	2025	2024
Gross profit, as reported	$576.7	$736.9
Share-based compensation expense	7.7	6.6
Non-GAAP gross profit	$584.4	$743.5
GAAP gross profit percentage	53.6%	59.4%
Non-GAAP gross profit percentage	54.3%	59.9%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,
	2025	2024
Research and development expenses, as reported	$255.5	$241.7
Share-based compensation expense	(29.1)	(23.3)
Non-GAAP research and development expenses	$226.4	$218.4
GAAP research and development expenses as a percentage of net sales	23.8%	19.5%
Non-GAAP research and development expenses as a percentage of net sales	21.1%	17.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,
	2025	2024
Selling, general and administrative expenses, as reported	$159.3	$150.5
Share-based compensation expense	(16.1)	(14.1)
Other adjustments	—	(1.3)
Professional services associated with certain legal matters	(7.5)	(0.5)
Non-GAAP selling, general and administrative expenses	$135.7	$134.6
GAAP selling, general and administrative expenses as a percentage of net sales	14.8%	12.1%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.6%	10.8%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,
	2025	2024
Operating expenses, as reported	$544.6	$517.8
Share-based compensation expense	(45.2)	(37.4)
Other adjustments	—	(1.3)
Professional services associated with certain legal matters	(7.5)	(0.5)
Amortization of acquired intangible assets (1)	(107.6)	(123.0)
Special charges and other, net	(22.2)	(2.6)
Non-GAAP operating expenses	$362.1	$353.0
GAAP operating expenses as a percentage of net sales	50.6%	41.7%
Non-GAAP operating expenses as a percentage of net sales	33.7%	28.4%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,
	2025	2024
Operating income, as reported	$32.1	$219.1
Share-based compensation expense	52.9	44.0
Other adjustments	—	1.3
Professional services associated with certain legal matters	7.5	0.5
Amortization of acquired intangible assets (1)	107.6	123.0
Special charges and other, net	22.2	2.6
Non-GAAP operating income	$222.3	$390.5
GAAP operating income as a percentage of net sales	3.0%	17.7%
Non-GAAP operating income as a percentage of net sales	20.7%	31.5%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended June 30,
	2025	2024
Other expense, net, as reported	$(47.9)	$(57.3)
Non-GAAP other expense, net	$(47.9)	$(57.3)
GAAP other expense, net, as a percentage of net sales	(4.5)%	(4.6)%
Non-GAAP other expense, net, as a percentage of net sales	(4.5)%	(4.6)%

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended June 30,
	2025	2024
Income tax provision as reported	$2.8	$32.5
Income tax rate, as reported	(17.7)%	20.1%
Other non-GAAP tax adjustment	16.9	10.8
Non-GAAP income tax provision	$19.7	$43.3
Non-GAAP income tax rate	11.3%	13.0%
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RECONCILIATION OF GAAP NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND GAAP DILUTED NET (LOSS) INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended June 30,
	2025	2024
Net (loss) income attributable to common stockholders, as reported	$(46.4)	$129.3
Dividends on Series A Preferred Stock	27.8	—
Share-based compensation expense	52.9	44.0
Other adjustments	—	1.3
Professional services associated with certain legal matters	7.5	0.5
Amortization of acquired intangible assets	107.6	123.0
Special charges and other, net	22.2	2.6
Other non-GAAP tax adjustment	(16.9)	(10.8)
Non-GAAP net income	$154.7	$289.9
GAAP net (loss) income attributable to common stockholders as a percentage of net sales	(4.3)%	10.4%
Non-GAAP net income as a percentage of net sales	14.4%	23.4%
Diluted net (loss) income per common share, as reported	$(0.09)	$0.24
Non-GAAP diluted net income per common share	$0.27	$0.53
Diluted common shares outstanding, as reported	539.2	542.8
Diluted common shares outstanding non-GAAP	569.5	542.8

RECONCILIATION OF GAAP DILUTED COMMON SHARES OUTSTANDING TO NON-GAAP DILUTED COMMON SHARES OUTSTANDING

	Three Months Ended June 30,
	2025	2024
Diluted common shares outstanding, as reported	539.2	542.8
Dilutive effect of RSUs(1)	3.0	—
Dilutive effect of 2017 Senior Convertible Debt(1)	0.3	—
Dilutive effect of Series A Preferred Stock(1)	27.0	—
Diluted common shares outstanding non-GAAP	569.5	542.8
(1)The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the three months ended June 30, 2025 as the Company generated a GAAP net loss in the respective period.

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended June 30,
	2025	2024
GAAP cash flow from operations, as reported	$275.6	$377.1
Capital expenditures	(17.9)	(72.9)
Free cash flow	$257.7	$304.2
GAAP cash flow from operations as a percentage of net sales	25.6%	30.4%
Free cash flow as a percentage of net sales	24.0%	24.5%
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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

Microchip will host a conference call today, August 7, 2025 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until September 4, 2025.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 7, 2025 and will remain available until 5:00 p.m. (Eastern Time) on September 4, 2025. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13754618.

Cautionary Statement:

The statements in this release relating to seeing improvements across key financial metrics, emerging from the prolonged industry downturn with enhanced operational capabilities and a strengthened financial position, momentum from the March quarter accelerating into fiscal 2026 validating our strategic plan and positioning us well to capitalize on the recovery, improving our working capital efficiency, that continued progress on our inventory optimization demonstrates the effectiveness of our manufacturing improvements and positions us with increased operational flexibility as demand conditions continue to strengthen, that our Total System Solutions strategy continues to secure design wins with tier-one cloud providers for AI infrastructure and defense applications amid accelerating global defense spending, that these design wins position us at the center of two secular growth trends where our integrated solutions, combining processing power, security, and energy efficiency, are essential, our ability to translate revenue growth directly to profitability, that as we execute our strategic plan and benefit from improving demand conditions, we expect this operational leverage to support sustained margin expansion and enhanced cash flow generation as we drive towards our long-term business model goals, that inventory destocking has continued to occur at our customers, channel partners and their downstream customers, that the trifecta effect is driving our revenue growth, that our September quarter backlog is running ahead of June quarter levels, that customer engagement levels continue strengthening across our diversified end markets, that we expect September quarter net sales of $1.130 billion plus or minus $20.0 million, representing approximately 5.1% sequential growth at the midpoint, that we believe we are well-positioned to deliver sustained growth and enhanced shareholder value as we execute our strategic roadmap throughout fiscal 2026, our second quarter fiscal 2026 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net (loss) income, dividends on Series A Preferred Stock, net (loss) income attributable to common stockholders, diluted common shares outstanding, diluted net (loss) per common share, capital expenditures for the September 2025 quarter and for all of fiscal 2026, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the September 2025 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in the scope and level of tariffs, interest rates or high inflation, actions taken or which may be taken by the Trump administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or
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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

customer requests to reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any increases or decreases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the One Big Beautiful Bill Act, the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 7, 2025 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
First Quarter Fiscal 2026
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve approximately 105,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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